MORGAN GUARANTY TRUST
COMPANY OF NEW YORK
60 Wall Street
New York, NY  10260

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, NY  10260

MERRILL LYNCH CAPITAL CORPORATION
World Financial Center
North Tower
New York, NY  10281

MERRILL LYNCH & Co.
World Financial Center
North Tower
New York, NY  10281


April 22, 1997



                            COMMITMENT LETTER

Mr. William J. Romig
Vice President
Norfolk Southern Corporation
Norfolk, VA  23510-2191

Dear Bill:

        You have advised us that Norfolk Southern Corporation ("NSC") intends to participate in the acquisition of Conrail, Inc. (the "Acquisition") by means of a joint cash tender offer in conjunction with CSX Corporation ("CSX") (the "Tender Offer") and subsequent merger (the "Merger"). We understand that you will require up to $7,000,000,000 of senior bank debt facilities (the "Credit Facilities") to finance the Acquisition, to refinance your existing bank facilities, to backstop NSC's commercial paper program, to pay related fees and expenses, and for general corporate purposes. You have requested us to arrange the Credit Facilities.

        J.P. Morgan Securities Inc. ("JPMSI") and Merrill Lynch & Co. ("ML&Co."; together with JPMSI, the "Arrangers") are pleased to advise you that we are willing to use our best efforts to arrange a syndicate of financial institutions (the "Lenders") to provide the Credit Facilities. In addition, Morgan Guaranty Trust Company of New York ("Morgan") and Merrill Lynch Capital Corporation ("Merrill") hereby severally commit that each will, or will cause an affiliate to, provide up to $500,000,000 of the Credit Facilities.

        Attached as Exhibit A to this letter is a Summary of Terms and Conditions (the "Term Sheet") setting forth the principal terms and conditions on and subject to which Morgan and Merrill are willing to make their respective portions of the Credit Facilities available.

        It is agreed that Morgan and Merrill will act as the sole agents for, and that JPMSI and ML&Co. will act as sole arrangers of, the Credit Facilities and that no additional agents, co-agents or arrangers will be appointed without the prior written consent of Morgan, JPMSI, Merrill and ML&Co. All aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached when their commitments will be accepted, which institutions will participate, the tiering and allocations of the commitments among the Lenders and the amount, timing and distribution of fees among the Lenders shall, in each case, be subject to mutual agreement of the Arrangers and NSC.

        You agree to assist JPMSI and ML&Co. in forming any such syndicate and to provide Morgan, JPMSI, Merrill, ML&Co. and the other Lenders, promptly upon request, all information deemed reasonably necessary by them to complete successfully the syndication, including, but not limited to, (a) an information package for delivery to potential syndicate members and participants and (b) all information and projections prepared by you or your advisers relating to the transactions described. You agree that any other financings during the syndication process will be subject to approval by Morgan, JPMSI, Merrill and ML&Co. You further agree to make your officers and representatives available to participate in information meetings for potential syndicate members at such time and places as Morgan, JPMSI, Merrill and ML&Co. may reasonably request.

        You represent and warrant and covenant that no written information and no information (written or otherwise) given at information meetings for potential syndicate members (collectively, the "Information") which has been or is hereafter furnished by or on behalf of NSC to Morgan, JPMSI, Merrill and/or ML&Co. in connection with the transactions contemplated hereby contained (or, in the case of Information furnished after the date hereof, will contain) as of the time it was furnished (or is furnished) any material misstatement of fact or omitted (or will omit) as of such time to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were (or will be) made, not misleading; provided, that the foregoing representation and warranty is made only to the best of your knowledge in the case of Information relating to Conrail, Inc. and its subsidiaries, which knowledge is principally based upon public disclosure by Conrail, Inc.; and provided, further, that, with respect to Information consisting of statements, estimates and projections regarding the future performance of NSC and Conrail, Inc. and their respective subsidiaries (collectively, the "Projections"), no representation or warranty is made other than that the Projections have been (or will be) prepared in good faith utilizing due and careful consideration and the best information available to NSC at the time of preparation thereof. You agree to supplement the Information and the Projections from time to time until the Closing Date (as defined in the Term Sheet) as appropriate, so that the representations and warranties in the preceding sentence remain correct. In arranging and syndicating the Credit Facilities, Morgan, JPMSI, Merrill and ML&Co. will use and rely on the Information and the Projections without independent verification thereof.

        Morgan's and Merrill's commitments hereunder are subject to the conditions that (a) after the date hereof there shall not have occurred
(i) any material adverse change in the consolidated financial position, operations, assets, business or prospects of NSC and its subsidiaries or Conrail and its subsidiaries or (ii) any material change in or material disruption of financial bank syndication or capital market conditions that in the opinion of Morgan, JPMSI, Merrill or ML&Co. could materially and adversely affect the syndication of the Credit Facilities; (b) the offer to purchase for the Tender Offer (the "Offer to Purchase") and the merger agreement for the Merger shall be in the form previously delivered to Morgan and Merrill, except for any amendments or modifications thereto that could not, in the reasonable opinion of Morgan and Merrill, impede or delay the Merger or otherwise materially adversely affect the Acquisition, or the parties to the Acquisition or the Lenders (it being understood that any amendment or modification which (1) increases the purchase price per share, (2) decreases the minimum condition, or (3) removes the requirement that the poison pill or similar arrangements or any Pennsylvania statutory provision restricting the ability to consummate the Tender Offer or the Merger be inapplicable shall not constitute such an amendment or modification);
(c) the voting trust referred to in the Offer to Purchase (the "Voting Trust") shall have been approved by all of the required governmental and regulatory bodies, including, but not limited to, the Surface Transportation Board; (d) the Voting Trust shall be reasonably acceptable in form and substance to Morgan and Merrill and shall contain no provisions which, in the reasonable opinion of Morgan or Merrill, could affect NSC's ability to perform its obligations with regard to the Credit Facilities. In addition, Morgan's and Merrill's commitment is subject to the negotiation, execution and delivery prior to June 1, 1997 of definitive documentation with respect to the Credit Facilities satisfactory in form and substance to Morgan, Merrill and their counsel. Such documentation shall contain the terms and conditions set forth in the Term Sheet and such other indemnities, covenants, representations and warranties, events of default, conditions precedent, and other terms and conditions (which in each case shall not be inconsistent with the Term Sheet) as shall be satisfactory in all respects to Morgan, Merrill and you. Matters which are not covered by the provisions of this letter and the Term Sheet are subject to the approval of Morgan, Merrill and you.

        You agree to pay all reasonable out-of-pocket expenses of the Agents and the Arrangers associated with the syndication of the Credit Facilities and the preparation, execution and delivery of this letter and the definitive financing agreements (including the reasonable fees and disbursements and other charges of counsel). You agree to indemnify and hold harmless of each of Morgan, JPMSI, Merrill, ML&Co. and each director, officer, employee, affiliate and agent thereof (each, and "Indemnified Person") against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such Indemnified Person may become subject insofar as such Losses arise out of or in any way relate to or result from the Acquisition, this letter or the financing contemplated hereby, including, without imitation, Losses consisting of legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct or such Indemnified Person. Your obligations under this paragraph shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this letter. Neither Morgan, JPMSI, Merrill, ML&Co. nor any other Indemnified Person shall be responsible or liable to any other person for consequential damages which may be alleged as a result of this letter or the financing contemplated hereby.

        This letter may not be changed except pursuant to a written agreement signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

        This letter is delivered to you on the understanding that neither this letter nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your employees, directors, agents and advisers who are directly involved in the consideration of this matter, (b) to Conrail, Inc. and CSX and their respective employees, directors, agents and advisers or (c) as disclosure may be compelled in a judicial or administrative proceeding or as otherwise required by law. All descriptions of and references to the Credit Facilities in any filing with a governmental authority or in any press release, advertisement or other public disclosure shall be subject to the prior review of each of Morgan and Merrill.

        If you are in agreement with the foregoing, please sign and return to Morgan the enclosed copies of this letter no later than 11:59p.m. New York time on April 23, 1997. This offer shall terminate at such time unless prior thereto we shall have received signed copies of such letters.

        We look forward to working with you on this transaction.


MORGAN GUARANTY TRUST COMPANY              MERRILL LYNCH CAPITAL
OF NEW YORK                                CORPORATION


By: /S/ PATRICIA LUNKA                     By: /S/ CHRISTOPHER J. BIROSAK
Title:  Vice President                     Title: Vice President


J.P. MORGAN SECURITIES INC.                MERRILL LYNCH & CO.


By: /S/ DAVID A. NASS, JR.                 By: /S/ CHRISTOPHER J. BIROSAK
Title: Vice President                      Title:  Managing Director



Accepted and agreed to as of the dated first above written:

NORFOLK SOUTHERN CORPORATION


By: /S/ WILLIAM J. ROMIG
Title: Vice President and Treasurer




                     SUMMARY OF TERMS AND CONDITIONS

                    FOR NORFOLK SOUTHERN CORPORATION



Borrower:                            Norfolk Southern Corporation ("NSC")

Amount:                              $7.0 billion

Purpose: To finance the purchase by NSC of a portion of the assets of Conrail, Inc. and its Subsidiaries, to pay related fees and expenses, to refinance a portion of the existing bank debt of NSC (including under the existing credit agreement), and for general corporate purposes, including a backstop for commercial paper issuance.

Arrangers:                           J.P. Morgan Securities Inc. and
                                     Merrill Lynch & Co. (collectively,
                                     in such capacities, the
                                     "Arrangers").

Administrative Agent:                Morgan Guaranty Trust Company of New
                                     York ("Morgan").

Documentation Agent                  Merrill Lynch Capital Corporation
                                     ("Merrill").

Lenders: Lenders, financial institutions and other entities acceptable to the Arrangers and the Borrower (the "Lenders").

Facility Description:                Unsecured revolving credit facility;
                                     $3.5 billion 364-day;
                                     $3.5 billion five-year.

Borrowing Options:                   Eurodollar, Adjusted CD, Base Rate, and
                                     Money  Market.

                                     CD will be automatically adjusted
                                     for reserves and other regulatory
                                     requirements. Eurodollar
                                     adjustments for Regulation D will
                                     be charged by Lenders individually.

                                     Base Rate means the higher of
                                     Morgan's prime rate or the federal
                                     funds rate + 0.50%.

Money Market Option
Description:                         The Borrower may request the
                                     Administrative Agent to solicit
                                     competitive bids from the Lenders
                                     at a margin over Eurodollar or at
                                     an absolute rate. Each Lender will
                                     bid at its own discretion for
                                     amounts up to the total amount of
                                     commitments and the Borrower will
                                     be under no obligation to accept
                                     any of the bids. Any Money Market
                                     advances made by a Lender shall be
                                     deemed usage of the facility for
                                     the purpose of fees and
                                     availability. However, each
                                     Lender's advance shall not reduce
                                     such Lender's obligation to lend
                                     its pro rata share of the remaining
                                     undrawn commitment.

                                     Bid Selection Mechanism: The
                                     Borrower will determine the
                                     aggregate amount of bids, if any,
                                     it will accept. Bids will be
                                     accepted in order of the lowest to
                                     the highest rates ("Bid Rates"). If
                                     two or more Lenders bid at the same
                                     Bid Rate and the amount of such
                                     bids accepted is less than the
                                     aggregate amount of such bids, then
                                     the amount to be borrowed at such
                                     Bid Rate will be allocated among
                                     such Lenders in proportion to the
                                     amount for which each Lender bid at
                                     such Bid Rate. If the bids are
                                     either unacceptably high to the
                                     Borrower or are insufficient in
                                     amount, the Borrower may cancel the
                                     auction.

Fees and Interest Rates:

        Facility Fee:                A per annum fee, payable on each
                                     Lender's commitment irrespective of
                                     usage, calculated on a 360 day
                                     basis and payable quarterly in
                                     arrears and upon termination of the
                                     facility. The Facility Fee rate
                                     will vary according to the Pricing
                                     Level that corresponds to the
                                     Borrower's credit quality (see
                                     attached Pricing Grid).

        Margins: Margins for committed Eurodollar and CD Loans are set forth in the attached Pricing Grid.

Reference Lenders:                   Three institutions representative of the
                                     Lenders.

Interest Payments:                   At the end of each applicable
                                     Interest Period or quarterly, if
                                     earlier.

Interest Periods:                    Syndicated Borrowings:
                                     Eurodollar Loans - 1, 2, 3, or 6 months.
                                     Adjusted CD Loans - 30, 60, 90, or 180
                                     days.

                                     Non-Syndicated Borrowings:
                                     Money Market Eurodollar Loans -
                                     minimum 1 month.
                                     Money Market Absolute Rate Loans - min.
                                     14 days.

Drawdowns:                           Minimum amounts of $25 million with
                                     additional increments of $1
                                     million. Drawdowns are at the
                                     Borrower's option with same day
                                     notice for Base Rate Loans, one
                                     business day's for Money Market
                                     Absolute Rate Loans, two business
                                     days for Adjusted CD Loans, three
                                     business days for Eurodollar Loans,
                                     and five business days for Money
                                     Market Eurodollar Loans.

Prepayments:                         Base Rate Loans may be prepaid at
                                     any time on one business day's
                                     notice. Eurodollar and Adjusted CD
                                     Loans aggregating $25 million may
                                     be prepaid on three business days'
                                     notice, subject to the payment of
                                     breakage costs, if any. Money
                                     Market Loans may not be prepaid
                                     before the end of an Interest
                                     Period.

Termination or Reduction of
Commitments:                         The Borrower will have the right,
                                     upon at least three business days'
                                     notice, to terminate or cancel, in
                                     whole or in part, the portion of
                                     the facility in excess of aggregate
                                     outstanding borrowings, provided
                                     that each partial reduction shall
                                     be in a minimum amount of at least
                                     $25 million or any whole multiple
                                     of $1,000,000 in excess thereof.

Representations and
Warranties:                          Customary for credit agreements of
                                     this nature, with respect to the
                                     Borrower and its Substantial
                                     Subsidiaries, including but not
                                     limited to:

                                      1.  Corporate existence.
                                      2.  Corporate and governmental
                                          authorization; no contravention;
                                          binding effect.
                                      3.  Financial information,
                                          including unaudited proforma
                                          statements.
                                      4.  No material adverse change
                                          since December 31, 1996.
                                      5.  Environmental matters.
                                      6.  Compliance with laws,
                                          including ERISA and contractual
                                          obligations.
                                      7.  No material litigation.
                                      8.  Existence, incorporation,
                                          etc. of Substantial Subsidiaries.
                                      9.  Payment of taxes.
                                     10.  Full disclosure.
                                     11.  Regulatory restrictions on
                                          borrowing.
                                     12.  Not an investment company.

Conditions to Initial Borrowing:     Customary for credit agreements of
                                     this nature, with respect to the
                                     Borrower and its Substantial
                                     Subsidiaries, including but not
                                     limited to:

                                      1.  Absence of default.
                                      2.  Accuracy of representations
                                          and warranties.
                                      3.  Negotiation and execution of
                                          satisfactory closing documentation,
                                          including favorable legal opinions
                                          from counsel for Agents and
                                          Borrower.
                                      4.  Deal-specific requirements if
                                          any; regulatory approvals
                                          (excluding Surface
                                          Transportation Board ("STB")
                                          approval), licenses.
                                      5.  Termination of commitments and
                                          repayment of all amounts
                                          borrowed under the Credit
                                          Agreement dated February 10,
                                          1997.

                                      6.  The agreement dated as of
                                          April 8, 1997 between CSX
                                          Corporation ("CSX")and the
                                          Borrower (the "Agreement")
                                          shall be substantially in full
                                          force and effect in the form
                                          provided to the lenders, and
                                          all obligations to be
                                          performed by each party
                                          thereto on or prior to the
                                          date of the initial borrowing
                                          shall have been performed in
                                          full.
                                      7.  If the long term debt
                                          securities of the Borrower are
                                          rated below BBB-by Standard &
                                          Poor's Corporation ("S&P") or
                                          below Baa3 by Moody's Investor
                                          Service, Inc. ("Moody's") at
                                          any time prior to the
                                          execution of definitive loan
                                          documentation, the Borrower
                                          and the Lenders will negotiate
                                          in good faith to amend the
                                          provisions of this Term Sheet
                                          (including without limitation
                                          by increasing the facility fee
                                          or the margins applicable to
                                          the loans, by determining new
                                          compliance levels for the
                                          financial covenants and by
                                          including additional financial
                                          or other covenants, or events
                                          of default) in a manner
                                          satisfactory to the Borrower
                                          and the Lenders.

Conditions to All Borrowings:         1.  Accuracy of representations
                                          and warranties,
                                      2.  Absence of default.

Affirmative Covenants:               Customary for credit agreements of
                                     this nature, with respect to the
                                     Borrower and its Substantial
                                     Subsidiaries, including but not
                                     limited to:

                                      1.  Information.
                                      2.  Payment of taxes and other
                                          obligations.
                                      3.  Maintenance of property; insurance.
                                      4.  Conduct of business and maintenance
                                          of existence.
                                      5.  Compliance with laws including
                                          ERISA, environmental
                                          regulations, and material
                                          contractual obligations.
                                      6.  Inspection of property, books
                                          and records.

                                      7.  Use of proceeds.

Negative Covenants:                  Customary for credit agreements of this
                                     nature, with respect to the Borrower and its Substantial Subsidiaries, including but not limited to:

                                      1.  Mergers, consolidations, and
                                          sales of assets.
                                      2.  Negative pledge.
                                      3.  Subsidiary debt limitation,
                                          with appropriate baskets to be
                                          determined.
                                      4.  Transactions with affiliates.
                                      5.  Borrower will at all times
                                          own, directly or indirectly,
                                          Norfolk and Western Railway
                                          Company and Norfolk Southern
                                          Railway Company.
                                      6.  No material modification to
                                          the terms of the Agreement and
                                          to the arrangements with
                                          respect to the ownership and
                                          use of the assets of Conrail,
                                          Inc. by CSX and the Borrower.

Financial Covenants:                  1.  Net Worth Test. Consolidated
                                          Book Net Worth (with
                                          appropriate adjustments for
                                          acquisition-related charges)
                                          must at all times exceed [ ]
                                          billion plus [25%] of Annual
                                          Net Income (if positive).
                                      2.  Leverage Test. On any date,
                                          Consolidated Total Debt of the
                                          Borrower and its consolidated
                                          Subsidiaries shall not exceed
                                          [ ]% of Total Capital. Total
                                          Capital shall be the sum of
                                          Consolidated Total Debt and
                                          Stockholders' Equity.

Events of Default:                   Customary for credit agreements of
                                     this nature, with respect to the
                                     Borrower and its Substantial
                                     Subsidiaries, including but not
                                     limited to:
                                      1.  Failure to pay any principal
                                          under the Credit Agreement
                                          when due or interest or fees
                                          within 5 days.
                                      2.  Failure to comply with
                                          covenants (with notice and
                                          cure periods, where
                                          appropriate).
                                      3.  Representations or warranties
                                          materially incorrect.
                                      4.  Failure of the Borrower or its
                                          Subsidiaries to pay when due
                                          any other debt with an
                                          aggregate principal amount of
                                          $50 million or more. Cross
                                          default to other debt of the
                                          Borrower and its Subsidiaries
                                          with an aggregate principal
                                          amount of $50 million or more.
                                      5.  Change of ownership or
                                          control.
                                      6.  Other usual defaults with
                                          respect to the Borrower and
                                          Substantial Subsidiaries,
                                          including but not limited to
                                          insolvency, bankruptcy, ERISA,
                                          and judgment defaults.

Increased Costs/Change of
Circumstances:                       The credit agreement will contain
                                     customary provisions protecting the
                                     Lenders in the event of
                                     unavailability of funding,
                                     illegality, increased costs and
                                     funding losses.

Indemnification:                     The Borrower will indemnify the
                                     Lenders against all losses,
                                     liabilities, claims, damages, or
                                     expenses relating to their loans,
                                     the Borrower's use of loan proceeds
                                     or the commitments, including but
                                     not limited to reasonable
                                     attorneys' fees and settlement
                                     costs (except such as result from
                                     the indemnitee's gross negligence
                                     or willful misconduct).

Transfers and Participations:        Lenders will have the right to
                                     transfer or sell participations in
                                     their loans or commitments with the
                                     transferability of voting rights in
                                     the case of participations limited
                                     to changes in principal, rate, fees
                                     and term. Assignments, which must
                                     be in amounts of at least $10
                                     million, will be allowed with the
                                     consent of the Borrower, and/or,
                                     assignment will be allowed within
                                     the Lender Group and to Lenders'
                                     affiliates.

Administrative Fee:                  As agreed upon by the Borrower and
                                     Morgan.

Auction Fee:                         As agreed upon by the Borrower and
                                     Morgan.

Required Lenders:                    Under each Credit Facility, Lenders
                                     holding 51% of the aggregate amount
                                     of the commitments under such
                                     Credit Facility.

Rate and Fee Basis:                  All per annum rates shall be
                                     calculated on the basis of a year
                                     of 360 days (or 365/366 days, in
                                     the case of Base Rate Loans the
                                     interest rate payable on which is
                                     then based on the Prime Rate) for
                                     actual days elapsed.

Expenses:                            Borrower will pay all legal and
                                     other out-of-pocket expenses of
                                     the Arrangers and the Agents
                                     related to this transaction and any
                                     subsequent amendments or waivers,
                                     including the fees and expenses of
                                     Davis Polk & Wardwell, special
                                     counsel to the Agents.

Governing Law:                       State of New York.





              PRICING GRID FOR NORFOLK SOUTHERN COPRORATION

                            364-Day Facility

                        (basis points per annum)

=================================================================================================================================
               LEVEL I              LEVEL II           LEVEL III              LEVEL IV           LEVEL V                LEVEL VI
---------------------------------------------------------------------------------------------------------------------------------
Basis for      If the Borrower's    If the Borrower's  If the Borrower's      If the Borrower's  If the Borrower's      If Levels
Pricing        senior unsecured     senior unsecured   senior unsecured long  senior unsecured   senior unsecured long  I-V do
               long term debt is    long term debt is  term debt is rated at  long term debt is  term debt is rated at  do not
               rated at least A by  rated at least A-  least BBB+ by Stan-    rated at least BBB least BBB- by          apply
               Standard & Poor's    by Standard &      dard & Poor's or Baa1  by Standard &      Standard & Poor's or
               or A2 by Moody's.    Poor's or A3 by    by Moody's.            Poor's or Baa2 by  Baa3 by Moody's.
                                    Moody's.                                  Moody's.
---------------------------------------------------------------------------------------------------------------------------------
Facility Fee            4.5                  5.5                6.0                   7.0                 9.0              15.0
---------------------------------------------------------------------------------------------------------------------------------
"Unused" Cost           4.5                  5.5                6.0                    7.0                9.0              15.0
---------------------------------------------------------------------------------------------------------------------------------
LIBOR +                15.5                 17.0               21.5                   25.5               31.0              50.0
---------------------------------------------------------------------------------------------------------------------------------
CD +                   28.0                 29.5               34.0                   38.0               43.5              62.5
---------------------------------------------------------------------------------------------------------------------------------
Base Rate +              0                    0                   0                     0                  0                 0
---------------------------------------------------------------------------------------------------------------------------------
"Used" Cost          L + 20.0             L + 22.5           L + 27.5               L + 32.5           L + 40.0         L + 65.0
=================================================================================================================================



              PRICING GRID FOR NORFOLK SOUTHERN CORPORATION

                             5 Year Facility

                        (basis points per annum)


================================================================================================================================
             LEVEL I             LEVEL II           LEVEL III             LEVEL IV           LEVEL V                 LEVEL VI
--------------------------------------------------------------------------------------------------------------------------------
Basis for    If the Borrower's   If the Borrower's  If the Borrower's     If the Borrower's  If the Borrower's      If Levels
Pricing      senior unsecured    senior unsecured   senior unsecured long senior unsecured   senior unsecured long  I-V do not
             long term debt is   long term debt is  term debt is rated at long term debt is  term debt is rated at  apply.
             rated at least A by rated at least A-  least BBB+ by Stan-   rated at least BBB least BBB- by
             Standard & Poor's   by Standard &      dard & Poor's or Baa1 by Standard &      Standard & Poor's or
             or A2 by Moody's.   Poor's or A3 by    by Moody's.           Poor's or Baa2 by  Baa3 by Moody's.
                                 Moody's.                                 Moody's.
--------------------------------------------------------------------------------------------------------------------------------
Facility Fee          6.5                 7.5                9.0                  11.0                13.5             20.0
--------------------------------------------------------------------------------------------------------------------------------
"Unused" Cost         6.5                 7.5                9.0                  11.0                13.5             20.0
--------------------------------------------------------------------------------------------------------------------------------
LIBOR +              13.5                15.0               18.5                  21.5                26.5             45.0
--------------------------------------------------------------------------------------------------------------------------------
CD +                 26.0                27.5               31.0                  34.0                39.0             57.5
--------------------------------------------------------------------------------------------------------------------------------
Base Rate +            0                   0                   0                    0                  0                 0
--------------------------------------------------------------------------------------------------------------------------------
"Used" Cost        L + 20.0            L + 22.5           L + 27.5              L + 32.5           L + 40.0         L + 65.0
================================================================================================================================
